UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2026, Nocera, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Chien-Hua Tseng (the “Contractor”), effective as of August 17, 2026. The Consulting Agreement has a two-year term through August 16, 2028, unless earlier terminated in accordance with its terms.

The Contractor will provide strategic advisory services to the Company relating to artificial intelligence (AI) module technology strategy, product roadmap, market positioning, and related corporate decisions, as reasonably requested by the Company from time to time, on an as-needed basis.

As consideration for the services, the Company issued the Contractor 50,000 shares of the Company’s common stock on August 17, 2026, and 50,000 shares are issuable on August 17, 2027 only if the Contractor continues providing the services through that date. Each tranche is fully vested upon issuance and is issued without payment of an exercise price.

The Company may terminate the Consulting Agreement at any time upon five (5) working days’ written notice, and the Contractor may terminate it at any time upon 30 days’ prior written notice.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Shun-Chih Chuang, effective as of August 17, 2026. Under the Employment Agreement, Mr. Chuang will serve as the Company’s Chief Financial Officer for an initial two-year term.

Mr. Chuang will devote his full business time, attention, and energies to the Company and will receive an annual salary of $84,000, payable in equal monthly installments. During the Term, the Company will issue and deliver to Mr. Chuang 100,000 shares of the Company’s common stock annually. The first 100,000 shares were issued and delivered immediately upon execution of the Employment Agreement, and the second 100,000 shares will be issued and delivered immediately upon commencement of the second year of the Term. The shares are unregistered and subject to customary transfer restrictions.

The Employment Agreement contains confidentiality, non-solicitation, non-disparagement, work-product, and invention-assignment covenants. Either party may terminate the Employment Agreement without cause upon 30 days’ written notice, with Mr. Chuang continuing to perform his duties and the Company continuing to pay his compensation during the notice period. The Company may also terminate immediately upon specified events, including a felony, material malfeasance or negligence not cured within 30 days after written notice, failure or refusal to comply with Company policies or the Employment Agreement not cured within 10 days after written notice, prolonged absence, gross neglect or willful insubordination, or death. The Company may terminate for illness or incapacity if Mr. Chuang is unable to perform his duties for an aggregate of 60 days during any 180-day period.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Nocera, Inc. and Shun-Chih Chuang, effective as of August 17, 2026.
10.2	Consulting Agreement between Nocera, Inc. and Tseng, Chien-Hua, effective as of August 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: August 19, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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